                                 Avg Ann-CDSL
                                                                  EXHIBIT 99.16B


                                                            Since Inception
     Global Growth Fund Class B                             Average Annual                   Since Inception
October 31, 1997 to December 31, 1997                         Total Return                     Total Return*
=======================================================     ================                 ================
Initial Investment                                          $      1,000.00                  $      1,000.00

Divided by Initial Net Asset Value                                    10.00                            10.00
                                                            ---------------                  ----------------

Equals Shares Purchased                                             100,000                          100,000

Plus Shares Acquired through Dividend Reinvestment                     --                               --
                                                            ---------------                  ----------------

Equals Shares held at Ending Period Date                            100,000                          100,000

Multiplied by Net Asset Value at Ending Period Date                    8.88                             9.89
                                                            ----------------                 ----------------

Equals Ending Value before Deduction of CDSL
 at Period End Date                                                  888.00                           888.00

Less Deferred Sales Charge                                            39.96                             --
                                                            ----------------                 ----------------

Equals Ending Redeemable Value (ERV) at Period End Date     $        959.04                  $        888.00

Divide ERV by $1000 (P)                                              0.9580                           0.8880

Subtract 1                                                          -0.0410                          -0.0010

Expressed as a Percentage - Equals the
 Aggregate Total Return for the Period                               -4.10%
                                                            ================

Expressed as a Percentage - Equals the
 Aggregate Total Return for the Period                                                                -0.10%
                                                                                             ===============

Divide ERV by $1000 (P)                                              0.9590

Raise to the power of                                                5.9838

Equals                                                               0.7786

Subtract 1                                                          -0.2214

Expressed as a Percentage - Equals the
 Average Annualized Total Return for the Period                     -22.14%
                                                            ================
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* Does NOT include sales charge for the period.